Exhibit 99.1

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(With Independent Auditors’ Report Thereon)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Independent Auditors’ Report

The Board of Directors

Axis Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Axis Systems, Inc. and subsidiaries (the Company) as of July 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended July 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Axis Systems, Inc. and subsidiaries as of July 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended July 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Mountain View, California

September 19, 2003, except as to note 10,

which is as of February 9, 2004

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

July 31, 2003 and 2002

(Amounts in thousands, except share and per share data)

Assets	2003	2002
Current assets:
Cash and cash equivalents	$10,283	8,345
Accounts receivable, net of allowance of $154 and $36 as of July 31, 2003 and 2002, respectively	8,119	4,525
Inventories	1,560	3,723
Deferred costs	2,025	2,169
Prepaid expenses and other current assets	975	1,622

Total current assets	22,962	20,384
Property and equipment, net	1,511	2,125
Long-term accounts receivable, net of allowance of $11 as of July 31, 2003 and 2002	2,328	156
Deferred costs	729	272
Other assets	237	389

	$27,767	23,326

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$401	1,313
Accrued payroll and related expenses	1,743	1,357
Accrued expenses	1,173	475
Deferred revenue	13,902	12,684

Total current liabilities	17,219	15,829
Deferred revenue	5,628	524
Other liabilities	54	15

Total liabilities	22,901	16,368

Commitments and contingency
Stockholders’ equity:
Convertible preferred stock:
Series A, $0.0001 par value. Authorized, issued, and outstanding 3,750,000 shares as of July 31, 2003 and 2002; aggregate liquidation preference of $1,250 as of July 31, 2003 and 2002	1	1
Series B, $0.0001 par value. Authorized, issued, and outstanding 4,710,000 shares as of July 31, 2003 and 2002; aggregate liquidation preference of $6,280 as of July 31, 2003	1	1
Series C, $0.0001 par value. Authorized 2,150,000 shares; issued and outstanding 2,120,000 shares as of July 31, 2003 and 2002; aggregate liquidation preference of $10,600 as of July 31, 2003	1	1
Common stock, $0.0001 par value. Authorized 30,000,000 shares; issued 6,397,299 and 6,346,359 shares and outstanding 6,068,299 and 6,017,359 shares as of July 31, 2003 and 2002, respectively	1	1
Treasury stock, 329,000 shares of common stock as of July 31, 2003 and 2002, at cost	(1,481)	(1,481)
Additional paid-in capital	20,633	20,656
Accumulated other comprehensive (loss) income	(59)	26
Deferred stock-based compensation	(173)	(614)
Accumulated deficit	(14,058)	(11,633)

Total stockholders’ equity	4,866	6,958

	$27,767	23,326

See accompanying notes to consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended July 31, 2003, 2002, and 2001

(Amounts in thousands, except share and per share data)

	2003	2002	2001
Revenue	$20,342	16,969	14,114

Cost of revenue	5,089	2,658	2,007

Gross profit	15,253	14,311	12,107

Operating expenses:
Research and development	7,072	5,685	4,506
Sales and marketing	8,412	8,906	5,925
General and administrative	2,327	3,917	2,080

Total operating expenses	17,811	18,508	12,511

Operating loss	(2,558)	(4,197)	(404)

Other income (expense):
Interest expense	10	126	217
Other income (expense), net	162	(182)	1

Loss before income tax expense (benefit) and minority interest	(2,386)	(4,253)	(186)
Income tax expense (benefit)	39	(138)	30

Loss before minority interest	(2,425)	(4,115)	(216)
Minority interest	—	21	36

Net loss	$(2,425)	(4,094)	(180)

Basic and diluted net loss per share	$(0.44)	(0.77)	(0.04)

Shares used in basic and diluted per share computation	5,572,067	5,331,679	4,677,425

See accompanying notes to consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Comprehensive Loss

Years ended July 31, 2003, 2002, and 2001

(Amounts in thousands, except share data)

	Convertible preferred stock										Additional paid-in capital	Accumulated other comprehensive income (loss)	Deferred stock- based compensation	Accumulated deficit	Compre- hensive income (loss)	Total stockholders’ equity
	Series A		Series B		Series C		Common stock		Treasury stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances as of July 31, 2000	3,750,000	$1	4,710,000	$1	—	$—	5,438,369	$1	—	$—	9,883	—	(1,758)	(7,359)		769
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(180)	$(180)	(180)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	(111)	—	—	(111)	(111)

Comprehensive loss															$(291)

Stock options exercised	—	—	—	—	—	—	403,357	—	—	—	98	—	—	—		98
Reverse unamortized deferred compensation due to terminations	—	—	—	—	—	—	—	—	—	—	(257)	—	257	—		—
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	443	—		443
Remeasurement of nonemployee stock options	—	—	—	—	—	—	—	—	—	—	105	—	—	—		105
Repurchase of common stock	—	—	—	—	—	—	(75,157)	—	—	—	(13)	—	—	—		(13)

Balances as of July 31, 2001	3,750,000	1	4,710,000	1	—	—	5,766,569	1	—	—	9,816	(111)	(1,058)	(7,539)		1,111
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,094)	$(4,094)	(4,094)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	137	—	—	137	137

Comprehensive loss															$(3,957)

Issuance of Series C convertible preferred stock	—	—	—	—	2,120,000	1	—	—	—	—	10,454	—	—	—		10,455
Acquisition of treasury stock	—	—	—	—	—	—	—	—	(329,000)	(1,481)	—	—	—	—		(1,481)
Purchase of Axis Japan’s minority interest	—	—	—	—	—	—	24,200	—	—	—	109	—	—	—		109
Stock options exercised	—	—	—	—	—	—	237,372	—	—	—	312	—	—	—		312
Reverse unamortized deferred compensation due to terminations	—	—	—	—	—	—	—	—	—	—	(33)	—	33	—		—
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	411	—		411
Repurchase of common stock	—	—	—	—	—	—	(10,782)	—	—	—	(2)	—	—	—		(2)

Balances as of July 31, 2002	3,750,000	1	4,710,000	1	2,120,000	1	6,017,359	1	(329,000)	(1,481)	20,656	26	(614)	(11,633)		6,958
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,425)	$(2,425)	(2,425)
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	(85)	—	—	(85)	(85)

Comprehensive loss														—	$(2,510)

Stock options exercised	—	—	—	—	—	—	50,940	—	—	—	69	—	—	—		69
Reverse unamortized deferred compensation due to terminations	—	—	—	—	—	—	—	—	—	—	(111)	—	111	—		—
Amortization of deferred stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	330	—		330
Issuance of stock options to nonemployees for services	—	—	—	—	—	—	—	—	—	—	19	—	—	—		19

Balances as of July 31, 2003	3,750,000	$1	4,710,000	$1	2,120,000	$1	6,068,299	$1	(329,000)	$(1,481)	20,633	(59)	(173)	(14,058)		4,866

See accompanying notes to consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended July 31, 2003, 2002, and 2001

(Amounts in thousands)

	2003	2002	2001
Cash flows from operating activities:
Net loss	$(2,425)	(4,094)	(180)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,171	842	436
Loss on disposal of fixed assets	36	—	—
Provision for doubtful accounts	555	36	—
Minority interest	—	21	36
Stock-based compensation	330	411	443
Issuance of stock options for services	19	—	105
Change in deferred tax asset	—	1,304	(1,304)
Changes in operating assets and liabilities:
Accounts receivable	(6,321)	3,032	(5,689)
Inventories	2,163	(2,379)	(1,206)
Deferred cost	(313)	(978)	(788)
Prepaid expenses and other current assets	653	(1,118)	(486)
Other assets	152	104	(214)
Accounts payable and accrued expenses	(258)	94	619
Accrued payroll and related expenses	386	1,050	(34)
Deferred revenue	6,322	382	6,169
Deferred rent	(10)	15	—

Net cash provided by (used in) operating activities	2,460	(1,278)	(2,093)

Cash flows from investing activities:
Purchase of property and equipment	(466)	(1,299)	(1,834)
Acquisition of minority interest	—	(21)	—

Net cash used in investing activities	(466)	(1,320)	(1,834)

Cash flows from financing activities:
Proceeds from the exercise of common stock options	69	312	98
Proceeds from issuance of preferred stock	—	10,455	—
Purchase of treasury stock	—	(1,481)	—
Repurchase of common stock	—	(2)	(13)
Repayment of capital lease	(40)	—	—

Net cash provided by financing activities	29	9,284	85

Effect of exchange rate changes	(85)	137	(111)

Net increase (decrease) in cash and cash equivalents	1,938	6,823	(3,953)
Cash and cash equivalents at beginning of year	8,345	1,522	5,475

Cash and cash equivalents at end of year	$10,283	8,345	1,522

Supplemental disclosures of cash flow information:
Cash paid during the year:
Income taxes	$20	497	1,050
Interest	13	—	—
Noncash investing activities:
Stock issued in connection with acquisition of minority interest	—	109	—
Capital equipment acquired under capital lease	133	—	—

See accompanying notes to consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(1)	The Company

Axis Systems, Inc. and subsidiaries (the Company or Axis) develops, manufactures, markets, and supports hardware and software systems used to efficiently verify integrated circuits (IC) designs. The Company’s strategy is to provide IC designers the tools to verify their IC designs through its family of verification products for hardware and software simulation, acceleration, and emulation. The Company utilizes third parties for all major subassembly manufacturing and performs final assembly and testing of all of its products from its headquarters in Sunnyvale, California. Certain key components used in the Company’s products are presently available from sole sources. The Company is dependent upon these suppliers to provide these components on a timely basis. The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace, and consumer electronics industries.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Axis and its three wholly owned subsidiaries: Axis Japan KK, which was incorporated in October 2000 to sell the Company’s hardware and software systems to customers in Japan; Axis Systems Europe, incorporated in January 2001 to sell the Company’s systems in Europe and Israel; and Axis Systems, LLC, a limited liability company established in the state of Delaware in August 2001. All significant intercompany accounts and transactions have been eliminated in consolidation.

In June 2002, the Company acquired all remaining shares of Axis Japan KK held by minority shareholders for total consideration of $130 which consisted of 24,200 shares of the Company’s common stock valued at $109 and cash of $21. The Company had allocated $110 of the total consideration to goodwill and the remaining balance to net tangible assets. Goodwill has been classified under other assets within the consolidated balance sheet.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(c)	Revenue Recognition

The Company recognizes revenue in accordance with American Institute of Certified Public Accountants’ Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. SOP 97-2, as amended, specifies that in order to recognize revenue on sales of software licenses, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectibility is probable. SOP 97-2 also requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on vendor-specific objective evidence (VSOE) of fair value. If VSOE of the undelivered element cannot be determined and the only undelivered element is postcontract customer support, revenue is recognized ratably over the initial maintenance term.

The Company’s contracts with customers generally include perpetual license fees for software and hardware products and postcontract customer support, typically for 12 months. Maintenance can be renewed annually at the customer’s discretion. However, VSOE does not exist for the Company’s postcontract customer support (PCS); therefore, product and maintenance revenue is recognized ratably over the initial maintenance term. Revenue recognition begins when delivery has occurred and all other revenue recognition criteria have been met.

In certain instances, the Company leases its systems. The Company determines the appropriate classification of the lease under Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases. Revenue from such transactions is generally recognized ratably over the rental period as VSOE does not exist for PCS.

During fiscal 2003, the Company entered into an arrangement where the customer purchased the rights to receive unspecified future products. The Company accounts for this transaction as a subscription with revenue recognized ratably over the term of the subscription period.

In certain instances, the Company grants to its customers trade-in credits for future generation products. In these instances, revenue is recognized as the trade-in credit lapses over time.

The Company records deferred revenue when customers are billed in advance for fees related to unearned product and services revenue. As of July 31, 2003 and 2002, the Company had deferred revenue of $19,530 and $13,208, respectively.

The Company defers direct and incremental costs, generally consisting of inventory costs, third-party license fees, and sales commissions associated with arrangements where revenues from those arrangements are deferred. As of July 31, 2003 and 2002, the Company had deferred costs of $2,754 and $2,441, respectively.

(d)	Cash and Cash Equivalents

Liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents and are stated at cost, which approximates their fair value. As of July 31, 2003 and 2002, cash equivalents consisted entirely of money market funds.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

As of July 31, 2003 and 2002, other assets included restricted cash of $-0- and $130, respectively, which represents collateral for direct deposit services and letters of credit.

(e)	Inventories

Inventories consist of high-technology parts, components of complex systems, and completed systems including evaluation and demonstration units that emulate the performance and operation of integrated circuits and electronic systems. Loaner and evaluation systems are also classified under inventory as the units are intended for sale. They are stated at the lower of cost (first-in, first-out method) or market (net realizable value).

These components and completed systems may be specialized in nature and subject to technological obsolescence. The Company has established procedures to minimize inventories on hand and considers technological obsolescence when estimating reserves to reduce recorded amounts to net realizable value.

(f)	Property and Equipment

Property and equipment are stated at cost and primarily include computer equipment and furniture. The Company also classifies systems that it uses for demonstration purposes as property and equipment as the units are not intended for sale. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets, which is generally three years, or in the case of leasehold improvements, the term of the lease, if shorter. Equipment under capital leases is stated at the present value of minimum lease payments and is depreciated over the estimated useful life of the asset. Total depreciation expense for the years ended July 31, 2003, 2002, and 2001 was $1,171, $842, and $436, respectively.

(g)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as of August 1, 2001. Goodwill and other intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their finite residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Prior to the adoption of SFAS No. 142, the Company had not recorded any goodwill.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(h)	Capitalized Software

The Company capitalizes internal software development costs and software purchased from third parties if the related software product under development has reached technological feasibility. The Company has defined technological feasibility as the release of a beta version. Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Determining when technological feasibility has been established and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. Upon the general release of the software product, capitalization ceases and such costs are amortized at the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product; or (b) the straight-line method over the remaining estimated economic life on a product-by-product basis over the estimated life, which is generally two to three years. To date, costs eligible for capitalization have been immaterial and have been charged to research and development expense in the period incurred.

As of July 31, 2003 and 2002, capitalized software costs were $634 and $164, respectively. The capitalized software includes purchased software for which the related product had reached technological feasibility. The Company is amortizing these costs when sold or over the expected useful life of the software of three years. Approximately $454, $269, and $19 was recognized as software amortization expense included in cost of revenue during the years ended July 31, 2003, 2002, and 2001, respectively.

(i)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when management estimates that it is more likely than not that deferred tax assets will not be realized.

(j)	Fair Value of Financial Instruments

The carrying values of the Company’s financial instruments including cash and cash equivalents, trade accounts receivable, and trade accounts payable approximate their fair values as of July 31, 2003 and 2002, due to their short-term maturities.

(k)	Warranty

The Company warrants its products for any material defects at the time of shipment, generally for a period of 30 days. To date, warranty claims have not been material.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(l)	Stock-Based Compensation

The Company applies the intrinsic-value-based approach prescribed by Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, and FIN No. 44, Accounting for Certain Transactions Involving Stock Compensation – an Interpretation of APB Opinion No. 25, issued in March 2000, to account for stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock exceeds the exercise price on the date of grant. SFAS No. 123, Accounting for Stock-Based Compensation, establishes accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic-value-based approach described above, and has adopted the disclosure requirements of SFAS Nos. 123 and 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

	2003	2002	2001
Net loss, as reported	$(2,425)	(4,094)	(180)
Add stock-based employee compensation expense included in reported net loss, net of related tax effects	330	411	443
Deduct total stock-based employee compensation expense as determined under the fair-value-based method for all awards, net of related tax effects	(360)	(427)	(460)

Pro forma net loss	$(2,455)	(4,110)	(197)

The fair value of each option grant is estimated on the date of grant using the minimum-value method with the following weighted average assumptions:

	2003	2002	2001
Risk-free interest rate	1.17% to 4.19%	1.56% to 4.22%	4.50% to 5.00%
Expected life of an option	4 years	4 years	4 years
Volatility	0%	0%	0%
Dividend yield	0%	0%	0%

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(m)	Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets, generally using the discounted net cash flows. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less costs to sell.

In October 2001, the FASB issued SFAS No. 144, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, it retains many of the fundamental provisions of SFAS No. 121. SFAS No. 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. By broadening the presentation of discontinued operations to include more disposal transactions, SFAS No. 144 enhances a company’s ability to provide information that helps financial statement users to assess the effects of a disposal transaction on the ongoing operations of an entity. The Company adopted SFAS No. 144 as of August 1, 2002. The adoption of SFAS No. 144 did not have a material impact on the Company’s financial position or results of operations.

Goodwill and acquired intangible assets not subject to amortization are tested annually for impairment, and more frequently if events and circumstances indicate that the asset might be impaired. For goodwill, an impairment loss is recognized when its carrying value exceeds it implied fair value as defined by SFAS No. 142. For acquired intangibles assets not subject to amortization, an impairment loss is recognized to the extent that the carrying amount of the asset exceeds its fair value.

Prior to the adoption of SFAS No. 144, the Company accounted for long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

(n)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and accounts receivable. The credit risk associated with cash in banks is considered low due to the high quality of the financial institutions. The Company sells its products in the United States, Europe, and Japan to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace, and consumer electronics industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves to provide for estimated credit losses. Actual credit losses could differ from such estimates.

As of July 31, 2003 and 2002, two customers accounted for approximately 61% and 40% of accounts receivable, respectively.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(o)	Net Loss per Share

Basic net loss per share is computed based on the weighted average number of outstanding shares of common stock, less the weighted average shares subject to repurchase. Diluted net loss per share adjusts the weighted average number of outstanding shares of common stock for the potential dilution that could occur if stock options, warrants, or convertible securities were exercised or converted into common stock. The Company has excluded all convertible preferred stock, outstanding stock options, and shares subject to repurchase from the calculation of diluted net loss per share for the years ended July 31, 2003, 2002, and 2001, because all such securities are antidilutive. Accordingly, diluted net loss per share approximates basic net loss per share for all years presented.

The total number of shares excluded from the calculations of diluted net loss per share were 13,517,927, 13,516,815, and 11,201,750 shares for the years ended July 31, 2003, 2002, and 2001, respectively. The following table presents the calculation of basic and diluted net loss per share:

	Year ended July 31,
	2003	2002	2001
Net loss	$(2,425)	(4,094)	(180)

Shares used:
Weighted average shares of common stock outstanding	5,721,159	5,647,315	5,065,108
Less: weighted average shares of common stock subject to repurchase	(149,092)	(315,636)	(387,683)

Weighted average shares used in computing basic and diluted net loss per share	5,572,067	5,331,679	4,677,425

Basic and diluted net loss per share	$(0.44)	(0.77)	(0.04)

(p)	Comprehensive Income (Loss)

Under SFAS No. 130, Reporting Comprehensive Income, the Company is required to report comprehensive income (loss), which includes the Company’s net loss, as well as changes in equity from other sources. In the Company’s case, the only change in equity from other sources included in comprehensive income (loss) is the foreign currency translation adjustment.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(q)	Foreign Currency Translation

Assets and liabilities of foreign subsidiaries, where the functional currency is the local currency, are translated using exchange rates in effect at the end of the period and revenue and cost are translated using average exchange rates for the period. Gains and losses on the translation into U.S. dollars of the amounts denominated in foreign currencies are included in net income (loss) for those operations whose functional currency is the U.S. dollar, and as a component of accumulated other comprehensive income (loss) within stockholders’ equity for those operations whose functional currency is the local currency. Gains and losses on foreign currency transactions are recognized in current operations under interest and other income (expense) and were $162, $(182), and $1 for the years ended July 31, 2003, 2002, and 2001, respectively.

(r)	Reclassifications

Certain amounts presented in the consolidated financial statements have been reclassified to conform to the 2003 presentation. Such reclassifications are not considered significant.

(s)	Recent Accounting Pronouncements

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS No. 146 did not have a material effect on the Company’s consolidated financial statements.

In November 2002, the FASB issued FIN No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness to Others, an Interpretation of FASB Statements Nos. 5, 57, and 107 and a Rescission of FASB Interpretation No. 34. This interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual consolidated financial statements about its obligations under guarantees issued. The interpretation also clarifies that a guarantor is required to recognize, at inception of a guarantee, a liability for the fair value of the obligation undertaken. The initial recognition and measurement provisions of the interpretation are applicable to guarantees issued or modified after December 31, 2002 and did not have a material effect on the Company’s consolidated financial statements. The Company adopted the disclosure provisions of FIN No. 45 effective July 31, 2003.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an Amendment of FASB Statement No. 123. This statement amends FASB No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair-value method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the consolidated financial statements. The Company adopted the disclosure provisions of SFAS No. 148 as of July 31, 2003.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

In January 2003, the FASB issued FIN No. 46, Consolidation of Variable Interest Entities, an Interpretation of APB No. 51. This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the interpretation. The interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after that date. For nonpublic enterprises, such as the Company, with a variable interest in a variable interest entity created before February 1, 2003, the interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. As the Company does not have any variable interest entities, the application of this interpretation is not expected to have an effect on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is implemented by reporting the cumulative effect of a change in accounting principles for financial instruments created before May 15, 2003 and still existing at the beginning of the period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 did not have a material effect on the Company’s consolidated financial statements.

(3)	Inventories

Inventories consisted of the following as of July 31, 2003 and 2002:

	2003	2002
Raw materials	$416	1,781
Finished goods	703	1,338
Evaluation and loaner systems	441	604

Inventories	$1,560	3,723

Evaluation and loaner systems are held for sale.

(4)	Property and Equipment, Net

Property and equipment as of July 31, 2003 and 2002 consisted of the following:

	2003	2002
Computer equipment	$3,509	3,030
Purchased software	220	192
Office equipment, furniture, and fixtures	313	274
Demonstration systems	170	230

	4,212	3,726
Less accumulated depreciation	2,701	1,601

Property and equipment, net	$1,511	2,125

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(5)	Lease Commitments

(a)	Contingencies

The Company typically grants customers a warranty which guarantees its products will substantially conform to current specifications for 30 days from the delivery date. Historically, costs related to these product warranties have not been significant. The Company also indemnifies its customers from third-party claims of intellectual property infringement relating to the use of its products. Due to the lack of prior indemnification claims, the Company is unable to estimate the potential impact of these guarantees on its future consolidated results of operations.

(b)	Leases

In August 2002, the Company entered into a capital lease to finance the purchase of equipment. Equipment under capital lease arrangements, included in property and equipment, was $133 and $0 as of July 31, 2003 and 2002, respectively. Related accumulated amortization was $46 and $0 as of July 31, 2003 and 2002, respectively. Amortization of assets held under capital leases is included within depreciation expense. The Company also has several noncancelable operating leases which consist of leases on the Company’s corporate office, the sales office in Massachusetts, the sales office in Southern California, and the subsidiary’s office in Japan. The leases expire in January 2006, December 2003, July 2004, and November 2003, respectively. Rent expense approximated $503, $588, and $403 for the years ended July 31, 2003, 2002, and 2001, respectively.

Future minimum payments under leases consisted of the following as of July 31, 2003:

	Capital leases	Operating leases
Years ending July 31:
2004	$52	254
2005	52	215
2006	—	110

Total payments	104	$579

Less amount representing interest	11

Present value of minimum lease payments	93
Less current portion	44

Long-term portion	$49

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(6)	Stockholders’ Equity

(a)	Common Stock

The Company is authorized to issue up to 30,000,000 shares of common stock. As of July 31, 2003, common stock was reserved for future issuance as follows:

Conversion of Series A preferred stock	3,750,000
Conversion of Series B preferred stock	4,710,000
Conversion of Series C preferred stock	2,120,000
Stock options outstanding	2,937,927
Shares reserved for future stock option grants	1,046,974

14,564,901

(b)	Convertible Preferred Stock

During fiscal 2002, the Company authorized 2,150,000 shares of Series C preferred stock at a par value of $0.0001 per share. In October 2001, 2,120,000 shares were issued to a group of institutional investors at a purchase price of $5.00 per share for total proceeds of $10,600, less offering costs of $145. In connection with the transaction, six employees of the Company sold 329,000 shares of the Company’s common stock to the institutional investors. The Company then purchased the shares of its common stock from the institutional investors at $4.50 per share for a total purchase price of $1,481. The employees signed a put agreement with the Company which gave the Company the right to require the employees to repurchase half the amount of shares sold at a purchase price of $4.50 per share in the event the employee resigns or is terminated for cause within one year of the closing of the Series C financing. As of July 31, 2003 and 2002, no shares have been repurchased from the Company by the employees.

The holders of Series A, B, and C convertible preferred stock are subject to various rights, preferences, and restrictions as follows:

Voting

The holder of each share of Series A, B, and C preferred stock has the right to one vote for each share of common stock into which such Series A, B, or C preferred stock is convertible.

Dividends

The holders of Series A, B, and C preferred stock are entitled to receive noncumulative dividends at the rate of $0.027, $0.11, and $0.40 per share per annum, respectively, when and if declared by the board of directors. No dividend on convertible preferred stock or common stock has been declared by the Board through July 31, 2003.

(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

Liquidation

In the event of any liquidation, dissolution, or winding up of the Company, including acquisition of the Company by another entity by means of any transaction or series of related transactions, such as any reorganization, merger, or consolidation, that results in the transfer of 50% or more of the outstanding voting power of the Company or sale of all or substantially all of the assets of the Company, the holders of Series A, B, and C preferred stock are entitled to receive an amount of $0.33 per share, $1.33 per share, and $5.00 per share, respectively, for each share of the respective series of preferred stock held, plus any declared but unpaid dividends on such share prior to and in preference to any distribution to the holders of common stock. Should the Company’s legally available assets and funds be insufficient to satisfy the liquidation preferences of the preferred stock in full, all assets and funds will be distributed ratably among the holders of the Series A, B, and C preferred stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

The remaining assets, if any, shall be distributed among the holders of Series A, B, and C preferred stock and common stock pro rata based on the number of shares of common stock held by each, assuming full conversion of all such Series A, B, and C preferred stock, until the holders of Series A, B, and C preferred stock shall have received an aggregate of $0.67, $2.67, and $15.00, respectively, per share including the distribution above if received by April 18, 2003; otherwise, Series A, B, and C preferred stock shall receive $0.67, $2.67, and $20.00, respectively, per share if received after April 18, 2003.

Thereafter, the holders of the common stock shall receive all of the remaining assets pro rata based on the number of shares of common stock held by each.

Conversion

Each share of Series A, B, and C preferred stock is convertible, at the option of the holder, into the number of shares of common stock as determined by the then effective conversion ratio. Each share of preferred stock automatically converts at the then effective conversion ratio upon the earlier of a public offering of common stock at a per share price of at least $7.50 per share and the net proceeds of which are at least $30,000 in the aggregate, or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the respective series of preferred stock.

(c)	Stock Option Plan

In 1997, the Company established a Stock Option Plan (the Plan) that provides for the granting of options to employees or directors to purchase shares of the Company’s common stock. Vesting provisions with respect to the stock options are determined by the board of directors at the date of grant. Generally, shares issued pursuant to the Plan vest at 25% upon an employee’s first annual anniversary date of employment and ratably thereafter in monthly installments over three years.

19	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

The following table summarizes stock option activity for the Plan:

		Options outstanding
	Options available for grant	Shares	Weighted average exercise price per share
Balances as of July 31, 2000	—	1,311,631	$0.24

Authorized	1,950,000	—	0.00
Granted	(2,047,476)	2,047,476	2.12
Exercised	—	(403,357)	0.24
Forfeited	214,000	(214,000)	0.49
Repurchased	75,157	—	0.19

Balances as of July 31, 2001	191,681	2,741,750	1.38

Authorized	1,329,000	—	0.00
Granted	(638,500)	638,500	4.45
Exercised	—	(237,372)	1.31
Forfeited	206,063	(206,063)	1.45
Repurchased	10,782	—	0.20

Balances as of July 31, 2002	1,099,026	2,936,815	2.05

Authorized	—	354,500	4.50
Granted	(354,500)	—	0.00
Exercised	—	(50,940)	1.35
Forfeited	302,448	(302,448)	2.88

Balances as of July 31, 2003	1,046,974	2,937,927	2.27

Options vested and unexercised as of July 31, 2003		1,724,887

20	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

The following table summarizes information about stock options outstanding as of July 31, 2003:

Exercise prices	Options outstanding	Contractual life (years)	Options exercisable
$0.13	132,625	5.42	132,625
0.20	338,436	6.29	338,436
0.33	286,500	6.92	286,500
1.83	810,000	7.35	810,000
2.00	434,166	7.53	434,166
4.00	154,000	7.85	154,000
4.50	782,200	8.98	782,200

	2,937,927		2,937,927

Under the Plan, employees are allowed to exercise unvested options. The shares of common stock related to the exercise of unvested options are subject to repurchase by the Company at the original exercise price. The Company’s repurchase right lapses over a four-year period if the employee remains employed by the Company. As of July 31, 2003 and 2002, there were 95,818 and 227,692 shares outstanding that were subject to repurchase, at weighted average exercise prices of $1.43 and $0.99, respectively.

The weighted average grant date fair value of stock options granted to employees was $0.46, $0.49, and $0.37 per share for the years ended July 31, 2003, 2002, and 2001, respectively. The weighted average contractual life of options outstanding as of July 31, 2003 and 2002 was approximately 7.58 and 8.39 years, respectively.

During the year ended June 30, 2000, the Company granted options to purchase 353,476 shares of common stock outside of the Plan. These options were granted to various employees and have rights and vesting provisions which are the same as those granted pursuant to the Plan. During the year ended July 31, 2001, these options became options within the Plan and are included in granted options in the table on the previous page.

(d)	Stock-Based Compensation

The Company applies the intrinsic-value method in accounting for its employee stock options. Accordingly, compensation expense of $330, $411, and $443 was recognized for the years ended July 31, 2003, 2002, and 2001, respectively, because the exercise price of the stock options granted was less than the fair value of the underlying common stock at the date of grant.

During the year ended July 31, 2003, in connection with strategic advisory services to be provided, the Company granted options to purchase 10,000 shares to a third party with an exercise price of $4.50 per share. The options vest monthly over a term of one year and will expire 10 years from the date of issuance. The Company recorded $20 as general and administrative expenses for the year ended July 31, 2003.

21	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

The fair value of the options issued to the third party was estimated at the date of issuance using the Black-Scholes option-pricing model with the following weighted average assumptions:

Risk-free interest rate	3.99%
Contractual life	10 years
Dividend yield	0%
Volatility	80%

During the year ended June 30, 2000, the Company granted options to purchase 91,223 shares of common stock to consultants and other nonemployees with a weighted average exercise price of $0.19 per share. Of these options, 16,223 were immediately vested and 75,000 were to vest over a two-year period. The fair value of such options was calculated at the end of each reporting period through the applicable vesting date based upon the Black-Scholes option-pricing model and the resulting expense was amortized based on the term of the consulting agreement or service period.

During the year ended July 31, 2001, the stock options granted to consultants and nonemployees had fully vested and amortized. The Company amortizes deferred employee stock-based compensation on a straight-line basis. Approximately $105 was recognized as compensation expense for the year ended July 31, 2001 and has been included under the general and administrative expense on the consolidated statement of operations. The following assumptions were used in the Black-Scholes option-pricing model:

Risk-free interest rate	4.5%
Contractual life	10 years
Dividend yield	0%
Volatility	100%

(7)	Income Taxes

The components of the Company’s total income (loss) before provision for income taxes are as follows:

	2003	2002	2001
United States	$(6,723)	(8,245)	(516)
Foreign	4,337	3,992	330

	$(2,386)	(4,253)	(186)

22	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

The Company had the following income tax expense (benefit) for the years ended July 31, 2003, 2002, and 2001:

	2003	2002	2001
Current:
Federal	$4	(1,439)	1,304
State	3	(15)	30
Foreign	32	12	—

	39	(1,442)	1,334

Deferred:
Federal	—	1,304	(1,304)

	$39	(138)	30

Income tax expense (benefit) differed from the amounts computed by applying the federal income tax rate of 34% to income or loss before income taxes as a result of the following:

	2003	2002	2001
Computed “expected” tax benefit	$(811)	(1,439)	(51)
State taxes	3	(15)	30
Foreign taxes	32	12	—
Taxable temporary differences for which no benefit is recognized	292	959	93
Research and development tax credit benefit	4	—	(216)
Foreign loss for which no benefit is recognized	530	691	158
Nondeductible expenses and other	(11)	(346)	16

	$39	(138)	30

23	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

The tax effects of the temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

	2003	2002
Deferred tax assets:
Reserves and accruals	$1,531	1,157
Stock-based compensation	404	274
Property and equipment	24	—
Tax credit carryforwards	2,044	1,382
Net operating loss carryforwards	2,392	2,602

Total gross deferred tax assets	6,395	5,415

Valuation allowance	(6,395)	(5,393)

Net deferred tax assets	—	22

Deferred tax liabilities:
Fixed assets	—	(22)

Net deferred tax assets (liabilities)	$—	—

Management has established a valuation allowance for the portion of deferred tax assets for which realization is uncertain. The valuation allowance for deferred tax assets as of July 31, 2003 and 2002 was $6,395 and $5,393, respectively. The net change in the total valuation allowance for the years ended July 31, 2003, 2002, and 2001 was an increase of $1,002, $1,494, and $511, respectively.

The Company has net operating loss carryforwards for federal and California income tax purposes of approximately $6,038 and $2,046, respectively, available to reduce federal and California taxable income. The federal net operating loss carryforwards will expire, if not utilized, in 2021. The California net operating loss carryforward will expire in 2011.

As of July 31, 2003, the Company has available for carryover tax credits for federal and California income tax purposes of approximately $1,291 and $1,057, respectively, available to reduce future federal and California income taxes. The federal research and experimental tax credits will expire, if not utilized, beginning in 2012. California tax credits carry forward indefinitely until utilized.

The Tax Reform Act of 1986 and similar California legislation impose substantial restrictions on the utilization of net operating losses and tax credits in the event of an “ownership change” of a corporation. Accordingly, the Company’s ability to utilize net operating losses and credit carryforwards may be limited as a result of such an “ownership change,” as defined in this legislation.

24	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(8)	Segment Information

SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, requires disclosures of certain information regarding operating segments, products and services, geographic areas of operation, and major customers. To determine what information to report under SFAS No. 131, the Company reviewed the Chief Operating Decision Maker’s (CODM) method of analyzing the operating segments to determine resource allocations and performance assessments. The Company’s CODM is the Company’s Chief Executive Officer.

The Company provides comprehensive design software products in the electronic design automation software industry. In making operating decisions, the CODM primarily considers the consolidated financial information, accompanied by disaggregated information about revenues by geographic region. The Company operates in a single segment. Revenue is defined as revenues from external customers.

Revenue and long-lived assets related to operations in the United States and other geographic areas were:

	2003	2002	2001
Revenue:
United States	$10,567	10,252	10,298
Japan	7,875	5,786	3,041
Europe	1,771	258	417
Other	129	673	358

Consolidated	$20,342	16,969	14,114

	2003	2002
Long-lived assets:
United States	$4,509	2,844
Other	296	98

Consolidated	$4,805	2,942

For the years ended July 31, 2003, 2002, and 2001, revenues attributable to significant customers were as follows:

	2003	2002	2001
Customer A	15%	0%	16%
Customer B	12%	0%	15%
Customer C	11%	0%	0%
Customer D	10%	0%	0%
Customer E	10%	13%	0%

	58%	13%	31%

25	(Continued)

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

July 31, 2003, 2002, and 2001

(Amounts in thousands)

(9)	Legal Settlement

During fiscal 2001, a competitor of the Company filed a lawsuit against the Company alleging patent infringement. The lawsuit asserts that the majority of the Company’s products infringe on patents owned by the competitor. In response, the Company filed a lawsuit against the competitor alleging patent infringement. Both lawsuits were dismissed as a result of a settlement agreement reached on December 5, 2002. As part of the agreement, both parties have been granted the rights to certain licenses for patents belonging to each of the respective parties.

(10)	Subsequent Event

On December 11, 2003, the Company entered into a definitive agreement with Verisity, Ltd. to acquire the Company in exchange for cash and stock of approximately $80 million. The acquisition was completed on February 9, 2004.

26

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

January 31, 2004 and 2003

AXIS SYSTEMS, INC. AND SUBSIDIARIES

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

January 31, 2004

Unaudited

(Amounts in thousands, except share and per share data)

2004
Assets
Current assets:
Cash and cash equivalents	$10,426
Accounts receivable, net of allowance of $113	5,517
Inventories	1,610
Deferred costs	1,701
Prepaid expenses and other current assets	1,456

Total current assets	20,710
Property and equipment, net	1,158
Long-term accounts receivable	1,372
Deferred costs	603
Other assets	305

$24,148

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$704
Accrued payroll and related expenses	1,455
Dividends payable	1,963
Accrued expenses	1,370
Deferred revenue	13,300

Total current liabilities	18,792
Deferred revenue	3,949
Other liabilities	43

Total liabilities	22,784

Stockholders’ equity:
Convertible preferred stock:
Series A, $0.0001 par value. Authorized, issued, and outstanding 3,750,000 shares as of January 31, 2004; aggregate liquidation preference of $1,250 as of January 31, 2004	1
Series B, $0.0001 par value. Authorized, issued, and outstanding 4,710,000 shares as of January 31, 2004; aggregate liquidation preference of $6,280 as of January 31, 2004	1
Series C, $0.0001 par value. Authorized 2,150,000 shares; issued and outstanding 2,120,000 shares as of January 31, 2004; aggregate liquidation preference of $10,600 as of January 31, 2004	1
Common stock, $0.0001 par value. Authorized 30,000,000 shares; issued 6,427,505 shares and outstanding 6,098,505 shares as of January 31, 2004	1
Treasury stock, 329,000 shares of common stock as of January 31, 2004, at cost	(1,481)
Additional paid-in capital	20,753
Accumulated other comprehensive loss	(68)
Deferred stock-based compensation	(52)
Accumulated deficit	(17,792)

Total stockholders’ equity	1,364

$24,148

See accompanying notes to condensed consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

Six Months ended January 31, 2004 and 2003

Unaudited

(Amounts in thousands, except share and per share data)

	2004	2003
Revenue	$9,947	10,036
Cost of revenue	1,726	2,219

Gross profit	8,221	7,817

Operating expenses:
Research and development	3,418	3,176
Sales and marketing	4,307	3,962
General and administrative	1,642	1,500

Total operating expenses	9,367	8,638

Operating loss	(1,146)	(821)
Interest and other (expense) income, net	(581)	142

Loss before income tax expense	(1,727)	(679)
Income tax expense	43	110

Net loss	$(1,770)	(789)

Basic and diluted net loss per share:	$(0.30)	(0.14)

Shares used in basic and diluted per share computations	5,837,834	5,525,291

See accompanying notes to condensed consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Six Months ended January 31, 2004 and 2003

Unaudited

(Amounts in thousands)

	2004	2003
Cash flows from operating activities:
Net loss	$(1,770)	(789)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	543	592
Loss on disposal of fixed assets	3	32
Provision for doubtful accounts	102	603
Stock-based compensation	105	168
Issuance of stock options for services	18	—
Changes in operating assets and liabilities:
Accounts receivable	3,456	(1,967)
Inventories	(11)	883
Deferred costs	460	296
Prepaid expenses and other current assets	(481)	558
Other assets	(70)	149
Accounts payable and accrued expenses	512	(201)
Accrued payroll and related expenses	(287)	(207)
Deferred revenue	(2,281)	105

Net cash provided by operating activities	299	222

Cash flows from investing activities:
Purchase of property and equipment	(241)	(392)

Net cash used in investing activities	(241)	(392)

Cash flows from financing activities:
Proceeds from the exercise of common stock options	116	65
Repayment of capital lease	(22)	(19)

Net cash provided by financing activities	94	46

Effect of exchange rate changes	(9)	(95)

Net increase (decrease) in cash and cash equivalents	143	(219)
Cash and cash equivalents at beginning of period	10,283	8,345

Cash and cash equivalents at end of period	$10,426	8,126

See accompanying notes to condensed consolidated financial statements.

AXIS SYSTEMS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

January 31, 2004 and 2003

Unaudited

(Amounts in thousands, except share and per share data)

(1)	The Company

Axis Systems, Inc. and subsidiaries (the Company or Axis) develops, manufactures, markets, and supports hardware and software systems used to efficiently verify integrated circuits (IC) designs. The Company’s strategy is to provide IC designers the tools to verify their IC designs through its family of verification products for hardware and software simulation, acceleration, and emulation. The Company utilizes third parties for all major subassembly manufacturing and performs final assembly and testing of all of its products from its headquarters in Sunnyvale, California. Certain key components used in the Company’s products are presently available from sole sources. The Company is dependent upon these suppliers to provide these components on a timely basis. The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace, and consumer electronics industries.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and reflect all material normal recurring adjustments. However, certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the condensed consolidated financial statements include adjustments necessary for a fair presentation of the results of the interim periods presented. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company’s consolidated financial statements for the year ended July 31, 2003, included elsewhere herein.

(b)	Principles of Consolidation

The consolidated financial statements of the Company include the accounts of Axis and its three wholly owned subsidiaries: Axis Japan KK, which was incorporated in October 2000 to sell the Company’s hardware and software systems to customers in Japan; Axis Systems Europe, incorporated in January 2001 to sell the Company’s systems in Europe and Israel; and Axis Systems, LLC, a limited liability company established in the state of Delaware in August 2001. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)	Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(d)	Revenue Recognition

The Company recognizes revenue in accordance with American Institute of Certified Public Accountants’ Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9. SOP 97-2, as amended, specifies that in order to recognize revenue on sales of software licenses, persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectibility is probable. SOP 97-2 also requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on vendor-specific objective evidence (VSOE) of fair value. If VSOE of the undelivered element cannot be determined and the only undelivered element is postcontract customer support, revenue is recognized ratably over the initial maintenance term.

The Company’s contracts with customers generally include perpetual license fees for software and hardware products and postcontract customer support, typically for 12 months. Maintenance can be renewed annually at the customer’s discretion. However, VSOE does not exist for the Company’s postcontract customer support (PCS); therefore, product and maintenance revenue is recognized ratably over the initial maintenance term. Revenue recognition begins when delivery has occurred and all other revenue recognition criteria have been met.

In certain instances, the Company leases its systems. The Company determines the appropriate classification of the lease under Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases. Revenue from such transactions is generally recognized ratably over the rental period as VSOE does not exist for PCS.

During fiscal year 2003, the Company entered into an arrangement where the customer purchased the rights to receive unspecified future products. The Company accounts for this transaction as a subscription with revenue recognized ratably over the term of the subscription period.

In certain instances, the Company grants to its customers trade-in credits for future generation products. In these instances, revenue is recognized as the trade-in credit lapses over time.

The Company records deferred revenue when customers are billed in advance for fees related to unearned product and services revenue. As of January 31, 2004, the Company had deferred revenue of $17,249.

The Company defers direct and incremental costs, generally consisting of inventory costs, third-party license fees, and sales commissions associated with arrangements where revenues from those arrangements are deferred. As of January 31, 2004, the Company had deferred costs of $2,304.

(e)	Inventories

Inventories consist of high-technology parts, components of complex systems, and completed systems including evaluation and demonstration units that emulate the performance and operation of integrated circuits and electronic systems. They are stated at the lower of cost (first-in, first-out method) or market (net realizable value).

These components and completed systems may be specialized in nature and subject to technological obsolescence. The Company has established procedures to minimize inventories on hand and considers technological obsolescence when estimating reserves to reduce recorded amounts to net realizable value.

(f)	Stock-Based Compensation

The Company applies the intrinsic-value-based approach prescribed by Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations including Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans, and FIN No. 44, Accounting for Certain Transactions Involving Stock Compensation – an interpretation of APB Opinion No. 25, issued in March 2000, to account for stock options. Under this method, compensation expense is recorded only if the current market price of the underlying stock exceeds the exercise price on the date of grant. Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, establishes accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No.123, the Company has elected to continue to apply the intrinsic-value-based approach described above, and has adopted the disclosure requirements of SFAS Nos. 123 and 148, Accounting for Stock-Based Compensation – Transition and Disclosure. The following table illustrates the effect on net income if the fair-value-based method had been applied to all outstanding and unvested awards in each period:

	2004	2003
Net loss, as reported	$(1,770)	(789)
Add stock-based employee compensation
expense included in reported net loss	105	168
Deduct total stock-based employee compensation expense as determined under the fair-value-based method for all rewards, net of related tax effects	(122)	(189)

Pro forma net loss	$(1,787)	(810)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted assumptions:

	2004	2003
Risk-free interest rate	1.28% to 4.16%	1.31% to 4.00%
Expected life of an option	4 years	4 years
Volatility	0%	0%
Dividend yield	0%	0%

(g)	Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and accounts receivable. The credit risk associated with cash in banks is considered low due to the high quality of the financial institutions. The Company sells its products in the United States, Europe, and Japan to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace, and consumer electronics industries. The

Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves to provide for estimated credit losses. Actual credit losses could differ from such estimates.

As of January 31, 2004, three customers accounted for approximately 74 % of accounts receivable:

2004
Customer A	29%
Customer B	26%
Customer C	19%

Total	74%

(h)	Net Loss Per Share

Basic net loss per share is computed based on the weighted average number of outstanding shares of common stock, less the weighted average shares subject to repurchase. Diluted net loss per share adjusts the weighted average number of outstanding shares of common stock for the potential dilution that would occur if stock options, warrants or convertible securities were exercised or converted into common stock. The Company has excluded all convertible preferred stock, stock options and shares subject to repurchase from the calculation of diluted net loss per share for the six months ended January 31, 2004 and 2003 because all such securities are antidilutive. Accordingly, diluted net loss per share approximates basic net loss per share for all periods presented.

The total number of shares excluded from the calculations of diluted net loss per share were 13,258,188 shares and 13,490,250 shares for the six months ended January 31, 2004 and 2003, respectively. The following table presents the calculation of basic and diluted net loss per share:

	2004	2003
Net loss	$(1,770)	(789)

Shares Used:
Weighted average shares of common stock outstanding	5,896,632	5,706,987
Less: Weighted average shares of common stock subject to repurchase	(58,798)	(181,696)

Weighted average shares used in computing basic and diluted net loss per share	5,837,834	5,525,291

Basic and diluted net loss per share	$(0.30)	(0.14)

(i)	Comprehensive Income (Loss)

Under SFAS No. 130, Reporting Comprehensive Income, the Company is required to report comprehensive income (loss), which includes the Company’s net loss, as well as changes in equity from other sources. In the Company’s case, the only change in equity from other sources included in comprehensive loss is the foreign currency translation adjustment, which amounted to $9 and $95 for the six months ended January 31, 2004 and 2003, respectively.

(j)	Foreign Currency Translation

Assets and liabilities of foreign subsidiaries, where the functional currency is the local currency, are translated using exchange rates in effect at the end of the period and revenue and cost are translated using average exchange rates for the period. Gains and losses on the translation into U.S. dollars of the amounts denominated in foreign currencies are included in net income (loss) for those operations whose functional currency is the U.S. dollar, and as a component of accumulated other comprehensive income (loss) within stockholders’ equity for those operations whose functional currency is the local currency. Gains and losses on foreign currency transactions are recognized in current operations under interest and other income (expense) and were $(509) and $128 for the six months ended January 31, 2004 and 2003.

(k)	Recent Accounting Pronouncements

In August 2003, the EITF reached a consensus on EITF No. 03-5, Applicability of AICPA Statement of Position 97-2, “Software Revenue Recognition”, to Non-Software Deliverables in an Arrangement Containing More-than-incidental Software. EITF No. 03-5 provides guidance on determining whether non-software deliverables are included within the scope of SOP 97-2, and accordingly, whether multiple element arrangements are to be accounted for in accordance with EITF No. 00-21 or SOP 97-2. Adoption of this issue did not have an impact on the Company’s financial position or results of operations.

(3)	Inventories

Inventories consisted of the following as of January 31, 2004:

2004
Raw materials	$400
Finished goods	541
Evaluation Systems	669

Inventories	$1,610

(4)	Stock-Based Compensation

The Company applies the intrinsic-value method in accounting for its employee stock options. Accordingly, compensation expense of $105 and $168 was recognized for the six months ended January 31, 2004 and 2003, respectively, because the exercise price of the stock options granted was less than the fair value of the underlying common stock at the date of grant.

In February 2003, in connection with strategic advisory services to be provided, the Company granted options to purchase 10,000 shares to a third-party with an exercise price of $4.50 per share. The options vest monthly over a term of one year and will expire 10 years from the date of issuance. The Company recorded $18 as general and administrative expenses for this option grant during the six months ended January 31, 2004.

The fair value of the options issued to the third party was estimated at the date of issuance using the Black-Scholes option pricing model with the following weighted average assumptions:

2004
Risk-free interest rate	1.28% to 4.16%
Contractual life	10 years
Dividend yield	0%
Volatility	80%

(5)	Segment Information

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, requires disclosures of certain information regarding operating segments, products and services, geographic areas of operation and major customers. To determine what information to report under SFAS No. 131, the Company reviewed the Chief Operating Decision Maker’s (CODM) method of analyzing the operating segments to determine resource allocations and performance assessments. The Company’s CODM is the Company’s Chief Executive Officer.

The Company provides comprehensive design software products in the electronic design automation software industry. In making operating decision, the CODM primarily considers the consolidated financial information, accompanied by disaggregated information about revenues by geographic region. The Company operates in a single segment. Revenue is defined as revenues from external customers.

Revenue for the six month periods ended January 31, 2004 and 2003 and long-lived assets as of January 31, 2004 related to operations in the United States and other geographic areas were:

	2004	2003
Revenue:
United States	$5,174	4,983
Japan	3,444	3,922
Europe	1,216	1,090
Other	113	41

Consolidated	$9,947	10,036

	2004
Long lived assets:
United States	$2,055
Other	1,383

Consolidated	$3,438

(6)	Preferred Dividend

On December 11, 2003 the Board of Directors declared a cash dividend of $0.40 per share per year to the holders of the Preferred Series C shares. The preferred dividend will be for the period from the date of issuance to the closing of the sale of the Company and payable upon the closing of the sale of the Company. The preferred dividend of $1,963 was paid at closing.

(7)	Sale of Company

On December 11, 2003, the Company announced that Verisity Ltd. had agreed to purchase all of the outstanding preferred and common stock and assume all options to purchase common shares of the Company for approximately $81 million, comprised of $41 million cash, $36 million of Verisity Ltd. common shares for all outstanding preferred and common shares and $4 million for the assumption of options to purchase common shares. The acquisition was completed on February 9, 2004.

The Preferred Series A and B shares were converted to common shares upon closing.